UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2017

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3720
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Director
On November 17, 2017, Wallace C. Henderson, who has served as a member of the Board of Directors (the “Board”) of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”) since August 2014, informed the Partnership of his resignation, effective as of December 1, 2017. Mr. Henderson served as the EIG BBTS Holdings, LLC representative on the Board. Mr. Henderson’s resignation was not the result of any disagreements with the Partnership or the General Partner regarding any matter related to its operations, policies, practices or otherwise.
(d) Election of New Director
On November 20, 2017, Randall S. Wade was elected to the Board, effective as of December 1, 2017 and will serve as the EIG BBTS Holdings, LLC representative on the Board. The Board has not appointed Mr. Wade to serve on any Board committees at this time.
There are no arrangements or understandings between Mr. Wade and any other persons pursuant to which Mr. Wade was selected as a director. There are no relationships between Mr. Wade and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.
As a non-employee director, compensation for Mr. Wade will be paid in accordance with the General Partner’s policies for compensating non-employee directors previously disclosed under the heading “Director Compensation” in the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: November 20, 2017	By:	/s/ Kelly J. Jameson
Kelly J. Jameson
Senior Vice President, General Counsel and Secretary